UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2008
Date of Report (date of Earliest Event Reported)

TELETOUCH COMMUNICATIONS, INC.
(Exact Name of Company as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5718 Airport Freeway, Fort Worth, Texas 76117
(Address of principal executive offices and zip code)

  (800) 232-3888
 (Company’s telephone number, including area code)

Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – The Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

The registrant hereby incorporates by reference the disclosure made in Item 5.02 below.

Section 5 - Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert McMurrey Employment Agreement

On December 31, 2008, the Board of Directors (the “Board”) of Teletouch Communications, Inc. (the “Company”) approved an executive employment agreement with an effective date of June 1, 2008 (the “McMurrey Agreement”) by and between the Company and Robert M. McMurrey, the Company’s present Chairman and Chief Executive Officer.

Mr. McMurrey has served as a director of the Company since 1984 and as the Company’s Chief Executive Officer until February 2000 and was re-appointed to this position in November 2006. He is also the President, Chief Executive Officer, a director and the sole shareholder of Rainbow Resources, Inc. Through Rainbow Resources, Inc., Mr. McMurrey acquired a controlling interest in Teletouch in 1984. Mr. McMurrey is the majority shareholder, a director and an officer of Progressive Concepts Communications, Inc. (“PCCI”) which is the majority shareholder of TLL Partners, LLC (“TLLP”), a Texas Limited Liability Company, which controls the majority of the outstanding common stock of Teletouch. Mr. McMurrey is also a control person of TLL Partners and Rainbow Resources, Inc. The principal business of TLLP is to act as a holding company for Mr. McMurrey’s investment in Teletouch securities. Mr. McMurrey was also an officer and director of Progressive Concepts, Inc. (“PCI”) prior to the acquisition of PCI by Teletouch in August 2006. Mr. McMurrey received a B.S. Degree in Petroleum Engineering from the University of Texas in 1971.

Mr. McMurrey will continue to be engaged on a full-time basis with the authority to perform all such responsibilities, duties and render such services as may be customary to the offices of the Chairman and Chief Executive Officer of the Company.

There is no arrangement or understanding between Mr. McMurrey and any other persons pursuant to which he continues to be appointed as discussed above. Nor are there any family relationships between Mr. McMurrey and any executive officers and directors. Further, there are no transactions involving the Company and such persons which transaction would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Under the terms and provisions of the McMurrey Agreement, the term of his employment with the Company commences on June 1, 2008 for an initial term ending May 31, 2011, and automatically renews for successive additional one year term(s), unless either the Company or Mr. McMurrey gives the other party an advance written notice not to renew the McMurrey Agreement.  Further, Mr. McMurrey will be entitled to:

•         annual base salary of $380,000 during the term of his employment, subject to review by the Board for subsequent increases on an annual basis;

•         annual bonus if, in the sole discretion of the Board, he meets the Company’s performance targets as determined by the Compensation Committee of the Board;

•         at least 319,000 10-year options to purchase shares of common stock of the Company (with exact number of such options is to be finalized by the Compensation Committee of the Board) under its exiting equity compensation plan, on the last business date of each fiscal year the McMurrey Agreement is in effect, each of which grants will be vested fully on the grant date and subject to other terms and provisions as may be set forth in each stock option agreement evidencing each such grant.

•         participate in all medical, dental, life, and disability insurance, participation in the Company’s 401(k) plan, and other benefits available to all full-time employees of the Company, subject to eligibility requirements.

The McMurrey Agreement may be terminated by the Company in the event of Mr. McMurrey’s (i) disability, (ii) death, (iii) not for Cause (as defined below), for any reason and in the Company’s sole and absolute discretion, provided that the Company will continue to pay to the base salary then in effect for no less than a year and no more than then remaining term of the Agreement, (iv) for Cause, which includes, without limitation, (1) the indictment of, or the bringing of formal charges against Mr. McMurrey involving criminal fraud or embezzlement; (2) his conviction of a crime involving an act or acts of dishonesty, fraud or moral turpitude, which act or acts constitute a felony; (3) his continued failure to substantially perform his duties under the McMurrey Agreement, as reasonably determined by the Board, which is not cured in a reasonable time, (4) his having willfully caused the Company, without the approval of the Board, to fail to abide by either a valid material contract to which the Company is a party or the Company’s Bylaws; (5) Mr. McMurrey having committed acts or omissions constituting gross negligence or willful misconduct with respect to the Company; (6) his having committed acts or omissions constituting a material breach of duty of loyalty or fiduciary duty to the Company or any material act of dishonesty or fraud with respect to the Company which are not cured in a reasonable time; or (7) his having committed acts or omissions constituting a material breach of this McMurrey Agreement which are not cured in a reasonable time.  In the event of termination in the event of death, disability or not for Cause, the Company will pay all amounts then due to Mr. McMurrey under the McMurrey Agreement for any portion of the payroll period worked but for which payment had not yet been made up to the date of termination.  In the event of termination for Cause, the Company will have no further obligations to McMurrey under this McMurrey Agreement, and any and all options granted hereunder will terminate according to their terms.

The McMurrey Agreement may also be terminated by Mr. McMurrey for Good Reason, which will be deemed to exist: (i) if the Board fails to elect or reelect Mr. McMurrey to, or removes him from, any of the office(s) referred to in the McMurrey Agreement; (ii) if the scope of his duties, responsibilities, authority or position is significantly reduced (but not excluding changes resulting from a sale of the Company, whether by merger, tender offer or otherwise); or (iii) if the Company shall have continued to fail to comply with any material provision of this McMurrey Agreement after a 30-day period to cure (if such failure is curable) following written notice to the Company of such non-compliance.

The McMurrey Agreement also contains confidentiality, non-competition and other additional provisions which are customary to employment agreements of this nature. The foregoing description of the McMurrey Agreement does not purport to be complete and is qualified in its entirety by the copy of the agreement attached hereto as Exhibits 10.1 and is incorporated herein by reference.

The Audit Committee of the Board has reviewed and approved the terms and provisions of the McMurrey Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

10.1      Employment Agreement by and between Teletouch Communications, Inc. and Robert McMurrey dated December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	January 6, 2009	By:	/s/ Thomas A. Hyde, Jr.
			Name:	Thomas A. “Kip” Hyde, Jr.
			Title:	President, Chief Operating Officer